CONSENT OF INDEPENDENT ACCOUNTANTS

The Shareholder and Board of Trustees
Barrett Growth Fund:


We consent to the use of our report and the reference to our firm under the heading "Independent Accountants" in the Statement of Additional Information.



                                          /s/  KPMG Peat Marwick
Milwaukee, Wisconsin
December 15, 1998